Exhibit 10.1

MEREDITH CORPORATION

RESTRICTED STOCK AWARD AGREEMENT
FOR EMPLOYEES

2008

You have been awarded Restricted Stock under the Meredith Corporation 2004 Stock Incentive Plan (the "Plan"), as specified in the attached Notice of Grant of Award and Award Agreement (the "Notice").

The terms of the Plan shall govern this instrument in all respects; and, in the event of a conflict between the terms of the Plan and any provision of this Agreement, the Plan shall control.

THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THIS AGREEMENT (the "Agreement"), effective as of the date set forth in the attached Notice (the "Grant Date"), is between Meredith Corporation, an Iowa corporation (the "Company"), and the Grantee named in the Notice (the "Grantee"), pursuant to the provisions of the Plan.  The parties hereto agree as follows:

l. Grant of Shares.  Pursuant to action of the Compensation Committee of the Board of Directors of the Company (the "Committee"), the Company hereby grants to the Grantee the number of shares of Common Stock of the Company, $1.00 par value (the "Shares"), as set forth in the attached Notice, subject to the Restrictions (the "Restrictions") set forth in Section 2 and the other terms and conditions of the Plan and this Agreement.  With respect to this grant of Shares, the date of grant, the number of Shares granted and the date or dates of the lapse of the Restrictions have been set forth in the Notice attached hereto.  Concurrently with this grant, the Company will transfer an amount equal to $1.00 (the par value thereof) from the Company's Additional Paid-in Capital account to the Company's Common Stock account for each of the Shares that are the subject of this grant, so that said Shares are fully paid and non-assessable.  The Shares will be registered on the books of the Company's transfer agent in the Grantee's name.  The Grantee shall have all the rights of a stockholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares.  Any securities of the Company which may be issued with respect to such Shares by virtue of any stock split, combination, stock dividend or recapitalization shall be deemed to be "Shares" hereunder and shall be subject to all the terms and conditions of the Plan and this Agreement.

It is intended, pursuant to Treas. Reg. section 1.409A-1(b)(6)(i), that the Shares be excluded from the application of the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, including any regulations or guidance promulgated thereunder ("Code section 409A"). The Company reserves the unilateral right to amend this Agreement upon written notice to the Grantee to prevent unintended tax consequences under Code section 409A with respect to the Shares.

2. Restrictions.  Until and to the extent that the Restrictions imposed by this Section 2 have lapsed pursuant to Sections 3 or 4 below, the Shares shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in Section 5 below.

3. Lapse of Restrictions by Passage of Time.  Subject to all terms and conditions of this Agreement, the Restrictions shall lapse and have no further force or effect with respect to the Shares of this grant three (3) years from the Grant Date, as long as the simple average of the Company's Return on Equity ("ROE"), which will be measured at June 30th each year over the three-year term of this Agreement, is at least thirteen percent (13%).

4. Death, Disability or Retirement.  In the event of the death or disability of the Grantee prior to the third anniversary of the Grant Date, the Restrictions on all such Shares shall lapse and have no further effect as of the date of death or disability.  For these purposes, "disability" shall mean the Grantee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or otherwise is a disability that satisfies the definition of disability in Treas. Reg. section 1.409A-3(i)(4) or any successor provision thereto.

In the event of the retirement of the Grantee at any time prior to the third anniversary of the Grant Date, the Shares, if any, will be delivered to the Grantee or his or her executor, administrator, personal representative, or heirs ("Representative") within ninety (90) days after the end of the three-year term of this Agreement and after the actual ROE over the three-year period has been determined and certified by Meredith Corporation's Corporate Controller. "Retirement" shall mean the termination of the Grantee's employment by retirement in accordance with the then established rules of the Company's tax-qualified retirement plan.

5. Forfeiture of Shares.

      In the event of the termination of the Grantee's employment prior to the third anniversary of the Grant Date for any reason (including resignation or discharge with or without cause) other than death, disability or retirement, all of the Shares then subject to the Restrictions shall be forfeited and transferred to the Company without consideration to the Grantee or his or her Representative. The Company is hereby authorized to cause the transfer into its name all Shares that are forfeited to the Company pursuant to this section.
      If the Company fails to achieve the ROE stated in Section 3 above, the award will be forfeited and there will be no distribution of Shares.

 6. Election to Convert Shares into Common Stock Equivalents for Deferral Purposes. In the sole discretion of the Committee, the Grantee may elect to convert any or all Shares into an equal number of common stock equivalents ("CSEs"). Any such election must be made irrevocably in writing not later than 30 days after the date set forth in the Notice. The Committee shall have the authority to establish the terms of such deferral, including the permissible payment time or times for the CSEs which the Grantee may have the ability to elect.

It is intended that the CSEs meet the requirements of paragraphs (2), (3), and (4) of Section 409A of the Code, including the regulations and guidance promulgated thereunder ("Code section 409A"). The terms and provisions of this Section 6, and the provisions of any written election made with respect to the CSEs, should be interpreted and applied in a manner consistent with such requirements.

The CSEs shall be subject to any conditions provided in the form of written election executed by the Grantee, and to the following provisions of this Section 6:

(a)   The number of CSEs into which the Shares are being converted shall be credited to a bookkeeping account established in the name of the Grantee subject to the following terms and conditions:

(i) Adjustments. If the number of outstanding shares of Common Stock of the Company is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of CSEs in the Grantee's account shall be adjusted to correspond to such change;

(ii) Dividend Equivalents. To compensate for the dividends the Grantee would have received had the Grantee owned Shares equal to the number of CSEs credited to his or her account, there shall be credited to the Grantee's account additional CSEs equal to (A) the cash dividend the Grantee would have received had he or she had owned the number of shares of Common Stock equal to the number of CSEs then credited to the Grantee's account, divided by (B) the fair market value of one share of the Company's Common Stock on the dividend payment date. If a dividend is paid in shares of stock of another company or in other property, the Grantee will be credited with the number of shares of that company or the amount of property which would have been received had the Grantee owned a number of shares of Common Stock equal to the number of CSEs credited to his or her account. The shares or other property so credited will be paid out in kind in accordance with the Grantee's election.

(b)   Payment. The Company shall deliver to the Grantee, on the date or dates of payment in accordance with the form of election and the provisions of this Section 6, a whole number of shares of Common Stock equal to the whole number of CSEs then payable in accordance with the Grantee's election (lump sum or installment payment) or the terms of this Section 6, together with a cash payment equal to the value of any fractional CSE payable, which cash payment shall be determined on the basis of the fair market value of a share of Common Stock as of the date on which the Grantee's right to payment vests (i.e., satisfying the requirements in Section 3, the Grantee's date of death, disability, retirement or other separation from service, or a Change in Control (as defined in Section 12 of the Plan)) provided, however, in the event that the CSEs become payable upon a Change in Control (as defined in Section 12 of the Plan), payment of the CSEs may be made in shares of Common Stock or in cash.

(i) Death. In the event of the Grantee's death, any CSEs credited to the Grantee's account on the date of his or her death shall be paid to the Grantee's representative. Such payment shall be made within 90 days after the date of the Grantee's death.

(ii) Disability. In the event of the Grantee's disability, any CSEs credited to the Grantee's account shall be paid to the Grantee or his or her representative, provided that such disability is the Grantee's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or otherwise is a disability that satisfies the definition of disability in Treas. Reg. section 1.409A-3(i)(4) or any successor provision thereto. Payment with respect to all such CSEs shall be made within 90 days after the date of such disability.

(iii) Retirement or other Termination of Service. In the event of the Grantee's retirement or other termination from service, any CSEs credited to the Grantee's account shall become payable within ninety (90) days after the end of the three-year term of this Agreement and after the actual ROE over the three-year period has been determined and certified by Meredith Corporation's Corporate Controller, provided such retirement or termination of service constitutes a "separation from service" consistent with the interpretation of such term set forth in Code section 409A.

(iv) Change in Control. In the event of a change in control of the Company (as defined in Section 12 of the Plan), any CSEs credited to the Grantee's account shall become payable. Payment with respect to all such CSEs shall be made within 90 days after the date of such change in control

(c)   Unfunded Obligation. The Company's obligation with respect to stock equivalents shall not be funded or secured in any manner, nor shall a Grantee's right to receive payment be assignable or transferable, voluntarily or involuntarily, except as expressly provided herein.

(d)   No Shareholder Rights Prior to Stock Issuance. The Grantee shall not be entitled to any voting or other shareholder rights as a result of the credit of CSEs to the Grantee's account until certificates representing shares of Common Stock are delivered to the Grantee (or his or her designated beneficiary or estate) hereunder.

7. Delivery of Shares  Shares as to which the Restrictions and other terms and conditions have lapsed, if any, shall be delivered by the Company to the Grantee or his or her Representative within ninety (90) days after the end of the three-year term of this Agreement and after the actual ROE over the three-year period has been determined and certified by Meredith Corporation's Corporate Controller.

8. Withholding Taxes.  The lapse of the Restrictions on any Shares pursuant to Sections 3 or 4 above shall be conditioned on the Grantee or his or her Representative having made appropriate arrangements with the Company to provide for the withholding of any taxes required to be withheld by Federal, state or local laws in respect of such lapse.

9. Notices. All notices hereunder shall be in writing and delivered either in hand, by certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized delivery service which provides proof of delivery, all delivery charges prepaid, and addressed as follows:

To the Company:

Meredith Corporation
1716 Locust Street
Des Moines, Iowa 50309-3023
Attention:  Corporate Secretary

To the Grantee or his or her Representative:

The address of the Grantee at the time appearing in the employment records of the Company, currently as shown in the attached Notice ;

or at such other address as either party may designate by notice given to the other in accordance with these provisions.

10. Term of Agreement.  This Agreement shall terminate on the date of the lapse of all remaining Restrictions and other terms and conditions.

11. Succession.  This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Grantee and his or her Representative.

12. Continuation of Employment.  This Agreement shall not confer upon Grantee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate Grantee's employment at any time.

13. Six-Month Delayed Payment to "Specified Employees." In the case of any Grantee who is entitled to payment hereunder because of a separation from service (as such term is defined under Code section 409A) from the Company which is subject to Code section 409A and, at the time of such separation from service, is a "specified employee," as determined by the Company in compliance with Code section 409A and the Company's written policy regarding the identification of specified employees, if any, then in effect (which policy is incorporated herein by reference), then no payment shall be made, except as permitted under Code section 409A, prior to the first day of the calendar month beginning seven (7) months after the Grantee's separation from service (or the date of his or her earlier death), or as soon as administratively practicable thereafter.

14. Miscellaneous.

(a)   This Agreement and the rights of Grantee hereunder are subject to all the terms and conditions (including shareholder approval) of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.

(b)   It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Grantee.  Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. ll terms used herein shall have the same meaning as in the Plan document.

(c)   With the approval of the Board, the Committee may terminate, amend, or modify the Agreement, provided that such termination, amendment or modification is consistent with the terms of the Plan; and provided further, that no such termination, amendment or modification may be made to the Agreement that would cause any Shares that are excluded from the coverage of Code section 409A to be covered by Code section 409A or would cause the Grantee to be subject to the income inclusion provisions of Code section 409A(a)(1), or may in any way adversely affect Grantee's rights under this Agreement. The Company reserves the right to amend the Agreement in any respect solely to comply with the provisions of Code section 409A so as not to trigger any unintended tax consequences prior to the distribution of benefits provided herein.

(d)   Grantee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities laws in exercising Grantee's rights under this Agreement.

(e)   The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974, as amended.

(f)   This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(g)   To the extent not preempted by Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

GRANTEE'S INITIALS	INITIALS OF MEREDITH CORPORATION'S Vice President -General Counsel and Secretar

Meredith Corporation

Notice of Grant of Award ID: 42-0410230
 and Award Agreement 1716 Locust Street
Des Moines, Iowa 50309-3023

_________________________________________________________________

[NAME] Award Number: 0000#####
[Address] Plan:
ID: #########

________________________________________________________________

Effective [date], you have been granted an award of [# of shares] shares of Meredith Corporation (the Company) common stock. These shares are restricted until the vest date(s) shown below.

The current value of the award is [dollar value].

The award will vest on the date shown:

Shares                 Full Vest
[# of shares]         [vest date]

________________________________________________________________

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's Award Plan as amended and the Award Agreement, all of which are attached and made a part of this document.

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Meredith Corporation                                          Date

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[NAME]                                                              Date